Plexus Announces Fiscal First Quarter Financial Results
NEENAH, WI – January 24, 2024 - Plexus Corp. (NASDAQ: PLXS) today announced financial results for our fiscal first quarter ended December 30, 2023, and guidance for our fiscal second quarter ending March 30, 2024.
•Reports fiscal first quarter 2024 revenue of $983 million, GAAP operating margin of 4.6% and GAAP diluted EPS of $1.04, including $0.19 of stock-based compensation expense
•Initiates fiscal second quarter 2024 revenue guidance of $930 million to $970 million with GAAP diluted EPS of $0.48 to $0.63, including $0.25 stock-based compensation expense and approximately $0.32 of restructuring charges

	Three Months Ended
	Dec 30, 2023	Q1F24 Preliminary	Mar 30, 2024
	Q1F24 Results	Results (1)	Q2F24 Guidance
Summary GAAP Items
Revenue (in millions)	$983	$980 to $985	$930 to $970
Operating margin	4.6%	4.6%	3.0% to 3.4%
Diluted EPS (2)	$1.04	$1.02 to $1.06	$0.48 to $0.63

Summary Non-GAAP Items (3)
Adjusted operating margin (4)			4.0% to 4.4%
Adjusted EPS (5)			$0.80 to $0.95
Return on invested capital (ROIC)	10.3%
Economic return	2.1%

(1)	Preliminary results issued on January 16, 2024; guidance provided October 25, 2023 was revenue of $990 million to $1.03 billion, GAAP operating margin of 4.8% to 5.3% and GAAP EPS of $1.15 to $1.33, including $0.19 of stock-based compensation expense.
(2)	Includes stock-based compensation expense of $0.19 for Q1F24 results, $0.19 for Q1F24 guidance and $0.25 for Q2F24 guidance. Includes restructuring charges of approximately $0.32 for Q2F24 guidance.
(3)	Refer to Non-GAAP Supplemental Information in Tables 1 and 2 for additional information regarding non-GAAP financial measures.
(4)	Excludes restructuring charges of approximately 100 basis points.
(5)	Excludes restructuring charges of approximately $0.32, but includes stock-based compensation expense of $0.25.
Fiscal First Quarter 2024 Information
•Won 30 manufacturing programs during the quarter representing $261 million in annualized revenue when fully ramped into production
•Trailing four-quarter manufacturing wins of $1.05 billion in annualized revenue when fully ramped into production
•The Board of Directors approved a new $50.0 million share repurchase program that will commence upon completion of the current share repurchase authorization, which has $5.7 million remaining.

Todd Kelsey, Chief Executive Officer, commented, "Consistent with revised expectations communicated on January 16, 2024, Plexus delivered fiscal first quarter revenue of $983 million, GAAP operating margin of 4.6% and GAAP EPS of $1.04.”

Mr. Kelsey continued, “Our go-to-market organization is leveraging the current environment to create significant opportunity for future growth, delivering sequential increases in new manufacturing program wins and in our funnel of qualified manufacturing opportunities. For the fiscal first quarter, our team won 30 new manufacturing programs worth $261 million in annualized revenue. Concurrently, we significantly expanded our funnel of qualified manufacturing opportunities by more than $300 million from the prior quarter to $4.0 billion. This funnel continues to include a greater than typical number of large program opportunities.”

Mr. Kelsey further commented, “We are guiding fiscal second quarter revenue of $930 million to $970 million, non-GAAP operating margin of 4.0% to 4.4% and non-GAAP EPS of $0.80 to $0.95. The continued demand softening in the Healthcare/Lifesciences market and certain subsectors of our Industrial sector has created inefficiencies within our engineering and manufacturing teams. In order to generate greater long-term organizational efficiency and structurally reduce our fixed costs and operating expenses, we are implementing a series of actions that we believe will result in fiscal second quarter restructuring charges of approximately $10 million, or $0.32 per share. We expect to complete these actions by our fiscal third quarter, and believe they will result in approximately $20 million of annualized cost savings.”

Patrick Jermain, Chief Financial Officer, commented, “We are guiding slightly higher cash cycle days for our fiscal second quarter related to additional working capital investments in support of new program ramps. With significant management focus and attention on working capital optimization, we expect improvement to our cash cycle as we progress through the second half of fiscal 2024. We anticipate this improvement will help deliver positive free cash flow to support future anticipated growth and our recently announced $50 million share repurchase program."

Mr. Kelsey concluded, “We currently anticipate the fiscal second quarter to represent a revenue trough, with sequential expansion in revenue and operating margin during the second half of fiscal 2024. We expect to deliver improved profitability resulting from the restructuring actions, increased manufacturing revenue and improved utilization of our engineering team, and remain committed to delivering 5.5% GAAP operating margin in fiscal 2025. In addition, by leveraging our differentiated service offering, we expect Plexus will continue to drive share gain from large and increasing addressable markets. As a result, we remain confident in our ability to sustain industry-leading revenue growth and returns over the long term.”

Quarterly Comparison	Three Months Ended
(in thousands, except EPS)	Dec 30, 2023	Sep 30, 2023	Dec 31, 2022
Revenue	$982,607	$1,023,947	$1,093,925
Gross profit	88,140	96,716	101,199
Operating income	45,158	53,333	57,341
Net income	29,215	40,261	42,190
Diluted EPS	$1.04	$1.44	$1.49

Gross margin	9.0%	9.4%	9.3%
Operating margin	4.6%	5.2%	5.2%

ROIC (1)	10.3%	13.4%	13.8%
Economic return (1)	2.1%	4.4%	4.8%

(1) Refer to Non-GAAP Supplemental Information in Tables 1 and 2 for non-GAAP financial measures discussed and/or disclosed in this release, such as adjusted operating margin, adjusted net income, adjusted diluted EPS, ROIC and economic return.
Business Segment and Market Sector Revenue
Plexus measures operational performance and allocates resources on a geographic segment basis. Plexus also reports revenue based on the market sector breakout set forth in the table below, which reflects Plexus’ market sector focused strategy. Top 10 customers comprised 48% of revenue during both the first quarter of fiscal 2024 and the fourth quarter of fiscal 2023. This is down 5 percentage points from the first quarter of fiscal 2023.

Business Segments ($ in millions)	Three Months Ended
	Dec 30, 2023	Sep 30, 2023	Dec 31, 2022
Americas	$334	$389	$390
Asia-Pacific	552	557	642
Europe, Middle East and Africa	122	108	89
Elimination of inter-segment sales	(25)	(30)	(27)
Total Revenue	$983	$1,024	$1,094

Market Sectors ($ in millions)	Three Months Ended
	Dec 30, 2023		Sep 30, 2023		Dec 31, 2022
Healthcare/Life Sciences	$381	39%	$449	44%	$488	45%
Industrial	435	44%	417	41%	472	43%
Aerospace/Defense	167	17%	158	15%	134	12%
Total Revenue	$983		$1,024		$1,094

Non-GAAP Supplemental Information
Plexus provides non-GAAP supplemental information, such as ROIC, economic return and free cash flow because such measures are used for internal management goals and decision-making, and because they provide management and investors with additional insight into financial performance. In addition, management uses these and other non-GAAP measures, such as adjusted operating income, adjusted operating margin, adjusted net income and adjusted diluted EPS, to provide a better understanding of core performance for purposes of period-to-period comparisons. Plexus believes that these measures are also useful to investors because they provide further insight by eliminating the effect of non-recurring items that are not reflective of continuing operations. For additional information on non-GAAP measures, please refer to the attached Non-GAAP Supplemental Information tables.

ROIC and Economic Return
ROIC for the first quarter of fiscal 2024 was 10.3%. Plexus defines ROIC as tax-effected annualized adjusted operating income divided by average invested capital over a two-quarter period for the first fiscal quarter. Invested capital is defined as equity plus debt and operating lease obligations, less cash and cash equivalents. Plexus' weighted average cost of capital for fiscal 2024 is 8.2%. ROIC for the first quarter of fiscal 2024 less Plexus’ weighted average cost of capital resulted in an economic return of 2.1%.

Free Cash Flow
Plexus defines free cash flow as cash flows provided by operations less capital expenditures. For the three months ended December 30, 2023, cash flows used in operations were $3.0 million and capital expenditures were $28.7 million, which resulted in negative free cash flow of $31.7 million.

Cash Cycle Days	Three Months Ended
	Dec 30, 2023	Sep 30, 2023	Dec 31, 2022
Days in Accounts Receivable	61	59	61
Days in Contract Assets	12	13	10
Days in Inventory	161	154	151
Days in Accounts Payable	(66)	(64)	(69)
Days in Advanced Payments (1)	(73)	(75)	(70)
Annualized Cash Cycle (2)	95	87	83

(1)	Includes a reclassification in the presentation of advanced payments from customers reflected in prior period amounts. As of December 31, 2022, the impact of this reclassification was an increase in the Company's days in advanced payments and a reduction in annualized cash cycle by 23 days.
(2)	Plexus calculates cash cycle as the sum of days in accounts receivable, days in contract assets and days in inventory, less days in accounts payable and days in advanced payments.

Conference Call and Webcast Information

What:	Plexus Fiscal 2024 Q1 Earnings Conference Call and Webcast
When:	Thursday, January 25, 2024 at 8:30 a.m. Eastern Time
Where:
Participants are encouraged to join the live webcast at the investor relations section of the Plexus website, plexus.com. Participants can also join utilizing the links below:

Audio conferencing link:
https://register.vevent.com/register/BI5b4476caa76d41bfaaaf4fb0a35326ad
Webcast link:
https://edge.media-server.com/mmc/p/dznpgcq9

Replay:	The webcast will be archived on the Plexus website and will be available as on-demand for 12 months
Investor and Media Contact
Shawn Harrison
+1.920.969.6325
shawn.harrison@plexus.com
About Plexus
Since 1979, Plexus has been partnering with companies to create the products that build a better world. We are a team of over 20,000 individuals who are dedicated to providing Design and Development, Supply Chain Solutions, New Product Introduction, Manufacturing and Sustaining Services. Plexus is a global leader that specializes in serving customers in industries with highly complex products and demanding regulatory environments. Plexus delivers customer service excellence to leading companies by providing innovative, comprehensive solutions throughout a product’s lifecycle. For more information about Plexus, visit our website at www.plexus.com.
Safe Harbor and Fair Disclosure Statement
The statements contained in this press release that are guidance or which are not historical facts (such as statements in the future tense and statements including believe, expect, intend, plan, anticipate, goal, target and similar terms and concepts), including all discussions of periods which are not yet completed, are forward-looking statements that involve risks and uncertainties. These risks and uncertainties include the effect of inflationary pressures on our costs of production, profitability, and on the economic outlook of our markets; the effects of shortages and delays in obtaining components as a result of economic cycles, natural disasters or otherwise; the risk of customer delays, changes, cancellations or forecast inaccuracies in both ongoing and new programs; the effects of our Xiamen, China subsidiary being placed on the Bureau of Industry and Security's Unverified List; the ability to realize anticipated savings from restructuring or similar actions, as well as the adequacy of related charges as compared to actual expenses; the lack of visibility of future orders, particularly in view of changing economic conditions; the economic performance of the industries, sectors and customers we serve; the outcome of litigation and regulatory investigations and proceedings, including the results of any challenges with regard to such outcomes; the effects of tariffs, trade disputes, trade agreements and other trade protection measures; the effects of the volume of revenue from certain sectors or programs on our margins in particular periods; our ability to secure new customers, maintain our current customer base and deliver product on a timely basis; the risks of concentration of work for certain customers; the particular risks relative to new or recent customers, programs or services, which risks include customer and other delays, start-up costs, potential inability to execute, the establishment of appropriate terms of agreements, and the lack of a track record of order volume and timing; the effects of start-up costs of new programs and facilities or the costs associated with the closure or consolidation of facilities; possible unexpected costs and operating disruption in transitioning programs, including transitions between Company facilities; the risk that new program wins and/or customer demand may not result in the expected revenue or profitability; the fact that customer orders may not lead to long-term relationships; our ability to manage successfully and execute a complex business model characterized by high product mix and demanding quality, regulatory, and other requirements; the risks associated with excess and obsolete inventory, including the risk that inventory purchased on behalf of our customers may not be consumed or otherwise paid for by the customer, resulting in an inventory write-off; risks related to information technology systems and data security; increasing regulatory and compliance requirements; any tax law changes and related foreign jurisdiction tax developments; current or potential future barriers to the repatriation of funds that are currently held outside of the United States as a result of actions taken by other countries or otherwise; the potential effects of jurisdictional results on our taxes, tax rates, and our ability to use deferred tax assets and net operating losses; the weakness of areas of the global economy; the effect of changes in the pricing and margins of products; raw materials and component cost fluctuations; the potential effect of fluctuations in the value of the currencies in which we transact business; the effects of changes in economic conditions, political conditions and tax matters in the United States and in the other countries in which we do business; the potential effect of other world or local events or other events outside our control (such as the conflict between Russia and Ukraine, conflict in the Middle East, escalating tensions between China and Taiwan or China and the United States, changes in energy prices, terrorism, global health epidemics and weather events); the impact of increased competition; an inability to successfully manage human capital; changes in financial accounting standards; and other risks detailed herein and in our other Securities and Exchange Commission filings, particularly in Risk Factors contained in our fiscal 2023 Form 10-K.

PLEXUS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	Dec 30,	Dec 31,
	2023	2022
Net sales	$982,607	$1,093,925
Cost of sales	894,467	992,726
Gross profit	88,140	101,199
Operating expenses:
Selling and administrative expenses	42,982	43,858
Operating income	45,158	57,341
Other income (expense):
Interest expense	(7,617)	(6,894)
Interest income	808	934
Miscellaneous, net	(3,502)	(1,944)
Income before income taxes	34,847	49,437
Income tax expense	5,632	7,247
Net income	$29,215	$42,190
Earnings per share:
Basic	$1.06	$1.53
Diluted	$1.04	$1.49
Weighted average shares outstanding:
Basic	27,485	27,639
Diluted	28,013	28,305

PLEXUS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)
	Dec 30,	Sep 30,
	2023	2023
ASSETS
Current assets:
Cash and cash equivalents	$231,982	$256,233
Restricted cash	430	421
Accounts receivable	656,207	661,542
Contract assets	131,640	142,297
Inventories	1,575,094	1,562,037
Prepaid expenses and other	54,879	49,693
Total current assets	2,650,232	2,672,223
Property, plant and equipment, net	498,979	492,036
Operating lease right-of-use assets	67,420	69,363
Deferred income taxes	62,721	62,590
Other assets	25,261	24,960
Total non-current assets	654,381	648,949
Total assets	$3,304,613	$3,321,172

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and finance lease obligations	$251,119	$240,205
Accounts payable	647,386	646,610
Advanced payments from customers	709,709	760,351
Accrued salaries and wages	74,828	94,099
Other accrued liabilities	60,520	71,402
Total current liabilities	1,743,562	1,812,667
Long-term debt and finance lease obligations, net of current portion	192,118	190,853
Accrued income taxes payable	31,382	31,382
Long-term operating lease liabilities	35,989	38,552
Deferred income taxes	4,410	4,350
Other liabilities	30,397	28,986
Total non-current liabilities	294,296	294,123
Total liabilities	2,037,858	2,106,790
Shareholders’ equity:
Common stock	543	543
Additional paid-in-capital	663,542	661,270
Common stock held in treasury	(1,134,429)	(1,134,429)
Retained earnings	1,740,543	1,711,328
Accumulated other comprehensive loss	(3,444)	(24,330)
Total shareholders’ equity	1,266,755	1,214,382
Total liabilities and shareholders’ equity	$3,304,613	$3,321,172

PLEXUS CORP. AND SUBSIDIARIES
NON-GAAP SUPPLEMENTAL INFORMATION Table 1 (1)
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	Dec 30,	Sep 30,	Dec 31,
	2023	2023	2022
Operating income, as reported	$45,158	$53,333	$57,341
Operating margin, as reported	4.6%	5.2%	5.2%

Net income, as reported	$29,215	$40,261	$42,190

Diluted earnings per share, as reported	$1.04	$1.44	$1.49

(1)	There were no non-GAAP adjustments for all periods presented.

PLEXUS CORP. AND SUBSIDIARIES
NON-GAAP SUPPLEMENTAL INFORMATION Table 2
(in thousands)
(unaudited)

ROIC and Economic Return Calculations	Three Months Ended		Twelve Months Ended		Three Months Ended
	Dec 30,		Sep 30,		Dec 31,
	2023		2023		2022
Operating income, as reported		$45,158		$195,820		$57,341
Restructuring and other charges	+	—	+	23,094	+	—
Adjusted operating income		$45,158		$218,914		$57,341
	x	4			x	4

Adjusted annualized operating income		$180,632		$218.914		$229,364
Adjusted effective tax rate	x	16%	x	13%	x	16%
Tax impact		28,901		28,459		36,698
Adjusted operating income (tax-effected)		$151,731		$190,455		$192,666

Average invested capital	÷	$1,479,647	÷	$1,425,626	÷	$1,392,002
ROIC		10.3%		13.4%		13.8%
Weighted average cost of capital	-	8.2%	-	9.0%	-	9.0%
Economic return		2.1%		4.4%		4.8%

Average Invested Capital Calculations	Dec 30,	Sep 30,	Jul 1,	Apr 1,	Dec 31,	Oct 1,
	2023	2023	2023	2023	2022	2022
Equity	$1,266,755	$1,214,382	$1,184,362	$1,182,382	$1,150,259	$1,095,731
Plus:
Debt and finance lease obligations - current	251,119	240,205	304,781	294,011	329,076	273,971
Operating lease obligations - current (1)	9,172	8,363	8,772	8,358	8,878	7,948
Debt and finance lease obligations - long-term	192,118	190,853	187,468	188,730	187,272	187,776
Operating lease obligations - long-term	35,989	38,552	40,515	31,257	32,149	33,628
Less:
Cash and cash equivalents	(231,982)	(256,233)	(252,965)	(269,664)	(247,880)	(274,805)
	$1,523,171	$1,436,122	$1,472,933	$1,435,074	$1,459,754	$1,324,249

(1)	Included in other accrued liabilities on the Condensed Consolidated Balance Sheets.